Exhibit (g)

HENNESSY FUNDS TRUST
FORM OF AMENDMENT TO THE
 CUSTODY AGREEMENT

THIS AMENDMENT effective as of February 28, 2014 to the Custody Agreement, dated as of  July 1, 2005, as amended (the “Agreement”), is entered into by and between HENNESSY FUNDS TRUST, a Delaware statutory trust (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and the Custodian desire to amend the series of the Agreement; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

HENNESSY FUNDS TRUST	U.S. BANK NATIONAL ASSOCIATION

By:__________________________	By:_______________________________

Name:________________________	Name: Michael R. McVoy

Title:_________________________	Title: Senior Vice President

Amended Exhibit C to the Custody Agreement

Separate Series of Hennessy Funds Trust

Name of Series
Hennessy Cornerstone Growth Fund
Hennessy Focus Fund
Hennessy Cornerstone Mid Cap 30 Fund
Hennessy Cornerstone Large Growth Fund
Hennessy Cornerstone Value Fund
Hennessy Large Value Fund
Hennessy Total Return Fund

Hennessy Equity and Income Fund
Hennessy Balanced Fund
Hennessy Core Bond Fund

Hennessy Gas Utility Index Fund
Hennessy Small Cap Financial Fund
Hennessy Large Cap Financial Fund
Hennessy Technology Fund
Hennessy Japan Fund
Hennessy Japan Small Cap Fund